                                                                     EXHIBIT 21

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Subsidiaries of the Company, as of January 31, 2002

                                                                               % owned by
                                                               Organized under immediate
                      Subsidiary                                   laws of       parent
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
Baxter International Inc...................................... Delaware
    Baxter Healthcare Corporation............................. Delaware            100
        Community Bio-Resources, Inc.......................... Michigan            100
            Sera-Tec Biologicals Limited Partnership.......... Pennsylvania         99(2)
        Nextran Inc........................................... Delaware            100
    Baxter World Trade Corporation............................ Delaware            100
        Baxter Services Corporation........................... Delaware            100(3)
            Baxter Healthcare Corporation of Puerto Rico...... Alaska              100
            Baxter Sales and Distribution Corp................ Delaware            100
        Baxter Biotech Holding AG............................. Switzerland         100
            Baxter Healthcare Pte. Ltd........................ Singapore           100
                Baxter World Trade S.A........................ Belgium           46.21(2)
            Baxter Healthcare S.A............................. Switzerland         100(1)
                Baxter World Trade S.A........................ Belgium           53.78(2)
                Baxter Trading GmbH........................... Switzerland         100
                    Baxter Trading GmbH....................... Austria            99.9(2)
                        Baxter AG............................. Austria             100
                            Baxter Vaccine AG................. Austria             100
                Baxter Biotech Technology S.a.r.l............. Switzerland         100(1)
        Baxter Corporation.................................... Canada              100
        Baxter Export Corporation............................. Nevada              100
        Baxter Deutschland Holding GmbH....................... Germany             100
            Baxter Deutschland GmbH........................... Germany             100(2)
        Baxter Healthcare (Holdings) Limited.................. United Kingdom    99.99(2)
            Baxter Healthcare Limited......................... United Kingdom    99.99(2)
        Baxter Holdings Limited............................... Japan               100
            Baxter Limited.................................... Japan               100
        Baxter Representacoes Ltda............................ Brazil              100
            Baxter Hospitalar Ltda............................ Brazil            99.99(2)
        Baxter S.A............................................ Belgium           98.43(2)
            Baxter Sweden AB.................................. Sweden              100
                Althin Medical AB............................. Sweden               44(2)
            Baxter Dialysis Holding AB........................ Sweden               80(2)
                Althin Medical AB............................. Sweden               56(2)
            Baxter S.A.S...................................... France               51(2)
        Baxter Travenol S.A.S................................. France            99.98(2)
            Baxter S.A.S...................................... France               49(2)
        Baxter S.A. de C.V.................................... Mexico             99.9(2)
        Baxter Holding Mexico, S. de R.L. de C.V.............. Mexico              100
        Laboratorios Baxter S.A............................... Colombia            100
        Baxter S.p.A.......................................... Italy             99.98(2)
            Bieffe Medital S.p.A.............................. Italy             99.23
        Baxter Biosciences AG................................. Switzerland         100

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Subsidiaries omitted from this list, considered in aggregate as a single subsidiary, would not constitute a significant subsidiary. All subsidiaries set forth herein are reported in the Company's financial statements through consolidation or under the equity method of accounting.

                                   * * * * *

(1) Including nominee shares.
(2) Remaining shares owned by the Company, or other subsidiaries of the Company.
(3) Of common stock, with preferred stock held by Baxter Healthcare Corporation.